EXHIBIT 23.1

                      CONSENT OF INDEPENDEENT ACCOUNTANTS

We consent to the incorporation of our audit of the consolidated financial statements of First Reserve, Inc. and subsidiaries as of December 31, 2000, which report is included in this annual Report on Form 10-KSB.

/s/ McClain and Company, L.C.
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McClain and Company, L.C.
Miami, Florida
April 2, 2001